Financial Results and Supplemental Information THIRD QUARTER 2026 October 27, 2026 Exhibit 99.2

Q3 2026 2 Seven Hills Realty Trust Announces Third Quarter 2026 Results “Seven Hills had a strong overall quarter, generating Distributable Earnings of $0.24 per share, excluding a modest loss of $1.5 million associated with our Dallas office loan. Importantly, the loan was repaid at 97% of par, resulting in a loss significantly below the reserve allocated to the investment, and the repayment unlocked additional lending capacity given the underlevered nature of the loan. During the quarter, we originated three loans with aggregate commitments of $122.3 million, representing our highest level of quarterly originations in more than four years, and we have $121.7 million in additional loans in diligence expected to close in the next 30 days. Our office exposure declined to 13% of the portfolio and we expect it to decline further in the coming quarters. We ended the quarter with $51.5 million of cash on hand and $425.7 million of available financing capacity. Supported by an active pipeline, we remain focused on prudently deploying capital into attractive lending opportunities while maintaining our disciplined investment approach.” Tom Lorenzini, President and Chief Investment Officer of SEVN Conference Call A conference call to discuss SEVN's third quarter 2026 results will be held on Wednesday, October 28, 2026 at 11:00 a.m. Eastern Time. The conference call telephone number is (866) 739-7850. Participants calling from outside the United States and Canada should dial (412) 317-6592. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, November 4, 2026. To access the replay, dial (855) 669-9658. The replay pass code is 5354832. A live audio webcast of the conference call will also be available in a listen only mode on SEVN's website, at www.sevnreit.com. The archived webcast will be available for replay on SEVN's website after the call. The transcription, recording and retransmission of SEVN's third quarter conference call in any way are strictly prohibited without the prior written consent of SEVN. Distributions On October 8, 2026, SEVN declared a quarterly distribution of $0.28 per common share, or approximately $6.4 million, to shareholders of record on October 19, 2026. SEVN expects to pay this distribution on or about November 12, 2026. About Seven Hills Realty Trust Seven Hills Realty Trust (Nasdaq: SEVN), or SEVN, we, our or us, is a real estate investment trust, or REIT, that originates and invests in first mortgage loans secured by middle market transitional commercial real estate. SEVN is managed by Tremont Realty Capital, an affiliate of The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. For more information about SEVN, please visit www.sevnreit.com. Newton, MA (October 27, 2026). Seven Hills Realty Trust (Nasdaq: SEVN) today announced its financial results for the quarter and nine months ended September 30, 2026.

Company Snapshot

(As of September 30, 2026, unless otherwise noted)

Strong Loan Portfolio	Conservative Leverage	Integrated with RMR Real Estate Platform
$745 million 26 floating rate first mortgage loan commitments	**1.4x** Debt to equity ratio	**~20%** Ownership of SEVN
$29 million Average loan commitment	**$865 million** Maximum facility size	**~$37 billion** of Gross AUM
67% Weighted average LTV	**$426 million** Unused financing capacity	**~800** CRE professionals
7.8% Weighted average All In Yield	**$51 million** Cash on hand	**~1,700** Properties managed across the U.S.
100% floating rate first mortgage loan portfolio secured by properties with diversification by property type and geography and owned by high quality sponsors. All but one loan are subject to an interest rate floor, providing SEVN earnings downside protection.	**Conservative leverage levels and ample cash on hand provide SEVN with liquidity to continue to originate accretive loans that meet our disciplined underwriting criteria.**	**SEVN is managed by Tremont Realty Capital, a wholly owned subsidiary of RMR, providing a depth of market knowledge and an extensive network of real estate owners, operators, sponsors and financial institutions.**

Q3 2026 3

Q3 2026 4 Financial Results • Generated net income of $8.1 million, or $0.36 per diluted share. • Generated Distributable Earnings of $3.8 million, or $0.17 per diluted share. • Generated Distributable Earnings of $5.3 million, or $0.24 per diluted share, excluding a realized loss of $1.5 million, or $0.07 per diluted share. Investment Activity • Originated three loans with aggregate total commitments of $122.3 million, representing the highest quarterly loan origination activity since Q4 2021. ◦ In addition, three loans currently in diligence with aggregate total commitments of $121.7 million that are expected to close during the fourth quarter. • Received $139.0 million in repayment proceeds, including $42.7 million of the $44.2 million principal outstanding on a loan secured by an office property in Dallas, TX. ◦ $1.5 million realized loss well below $6.3 million CECL reserve, resulting in a $4.8 million reversal of credit losses. ◦ Successful resolution of this loan increased lending capacity by approximately $46.1 million, and net activity during the quarter reduced office exposure from 19% to 13% as of September 30, 2026. • In October 2026, successfully resolved a loan secured by an office property in Carlsbad, CA, further reducing office exposure to 10%. Liquidity & Capitalization • Cash on hand of $51.5 million and unused financing capacity of $425.7 million under our Secured Financing Facilities. • Weighted average coupon of S + 2.05% on borrowings under our Secured Financing Facilities. • Extended the maturity date of our Citibank Master Repurchase Facility to September 2028. Third Quarter 2026 Highlights (As of and for the three months ended September 30, 2026, unless otherwise noted) Please refer to Non-GAAP Financial Measures and Other Measures and Definitions within the Appendix for terms used throughout this document. All amounts in this presentation are unaudited.

Q3 2026 5 New Loan Investment Activity Collateral Type Location Retail Park City, UT Retail Charlotte, NC Multifamily Chattanooga, TN Origination Date July 2026 September 2026 September 2026 Commitment $24.3 million $30.0 million $68.0 million Initial Maturity Date July 2029 September 2029 September 2029 Coupon Rate S + 3.25% S + 3.10% S + 2.75% LTV 59% 46% 78% Collateral Summary 91% occupied, premier retail asset in downtown Park City anchored by national tenants 95% occupied, institutional quality retail center with self storage component 89% occupied, recently constructed Class A multifamily community with 344 units

Q3 2026 6 Third Quarter 2026 Financial Summary Income Statement Three Months Ended September 30, 2026 Income from loan investments, net $ 7,675 Revenue from real estate owned 596 Other expenses (3,819) Reversal of credit losses 3,600 Net income $ 8,052 Weighted average common shares outstanding - basic and diluted 22,499 Net income per common share - basic and diluted $ 0.36 Distributable Earnings (1) $ 3,791 Realized loss 1,500 Distributable Earnings excluding realized loss (1) $ 5,291 Distributable Earnings per common share - basic and diluted (1) $ 0.17 Distributable Earnings excluding realized loss per common share - basic and diluted (1) $ 0.24 Balance Sheet September 30, 2026 Loans held for investment, net $ 694,421 Real estate owned, net 10,678 Cash and cash equivalents 51,468 Other assets 8,555 Total assets $ 765,122 Secured financing facilities, net $ 437,232 Other liabilities 5,318 Total liabilities $ 442,550 Total shareholders' equity $ 322,572 Total outstanding common shares 22,831 Book value per common share $ 14.13 Adjusted book value (1) $ 332,109 Adjusted book value per common share (1) $ 14.55 (amounts in thousands, except per share data) (1) See appendix for definitions and reconciliations of non-GAAP measures.

Q3 2026 7 Income from Loan Investments, Net - Interest Rate Trends 4.36% 7.23% 7.21% 6.30% 5.84% 1.74% 1.09% 1.04% 1.44% 1.65% Coupon Rate - Secured Financing (left axis) Coupon Rate - Investments (left axis) Originations - Net Interest Margin (right axis) 2022 2023 2024 2025 2026 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% —% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% (1) Represents the weighted average coupon rate for SEVN's Secured Financing Facilities during the respective period. (2) Represents the weighted average coupon rate for SEVN's portfolio of investment loans during the respective period. (3) Represents the weighted average net interest margin for originations and acquisitions during the respective period. Average Advance Rate 73.9% 72.4% 68.7% 71.0% 72.1% 6.12% 9.00% 8.84% 7.86%1.77% 1.63% 1.56% (1) (2) 1.76% 7.36% 1.52% (3) Driving Net Interest Margin through selective originations.

Q3 2026 8 $722.3 $722.3 $844.4 $710.2 $707.2 $707.2 $122.1 $3.3 ($139.0) ($1.5) $43.0 $0.2 ($2.6) $37.3 Q2 2026 Loan Portfolio Originations Fundings Repayments Realized loss Q3 2026 Loan Portfolio Third Quarter 2026 Loan Portfolio Activity (dollars in millions) Total Loan Commitments (dollars in thousands) Third Quarter Originations As of September 30, 2026 Number of loans 3 26 Average loan commitment $40,750 $28,636 Total loan commitments $122,250 $744,532 Unfunded loan commitments $125 $37,339 Principal balance $122,125 $707,193 Weighted average coupon rate 6.80% 7.34% Weighted average All In Yield 7.26% 7.80% Weighted average Maximum Maturity 5.0 3.3 Weighted average LTV 66% 67% Weighted average floor 2.86% 2.82% Weighted average risk rating 3.0 3.2 Principal Balance Loan Portfolio Summary Unfunded Commitments $765.3 $744.5

Q3 2026 9 Retail South 39% East 34% West 23% Midwest 4% Multifamily 19% Industrial 16% Office 13%Hotel 13% Student Housing 11% Other 11% Retail 10% Medical Office 7% Geographic Region (1) Property Type (1) (dollars in millions) Loan Portfolio Investment Activity and Diversity $34.5 $89.4 $58.1 $72.0 $122.1 $11.9 $9.4 $3.0 $101.3 $67.5 $75.0 Q3 2025 Q4 2025 Q1 2026 Q2 2026 Q3 2026 Total Loan Commitments Principal Balance Loan Originations by Quarter Unfunded Commitments Loan Count 1 3 3 3 3 $34.5 $- (1) Based on principal balance of loans held for investment as of September 30, 2026. $122.3 $0.2

Q3 2026 10 24% 14% 20% 18% 24% 30% - 60% 61% - 65% 66% - 70% 71% - 75% 76% - 80% Loan to Value (1) % of Portfolio Loan Portfolio Credit Quality —% 9% 68% 19% 4% Lower Risk (1) Average Risk (2) Acceptable Risk (3) Higher Risk (4) Impaired/Loss Likely (5) Risk Rating Distribution (1) % of Portfolio Weighted Average LTV: 67% Weighted Average Risk Rating: 3.2 Loan Count 6 4 5 6 5 Loan Count 0 2 18 5 1 (1) Percentage of portfolio based on principal balance of loans held for investment as of September 30, 2026.

Office Loan Portfolio Update

SEVEN HILLS REALTY TRUST

Reducing Office Exposure (% of principal balance)


27%
24%
13%
Q3 2025
Q4 2025
Q3 2026

SEVN's exposure to office loans reduced by 14 percentage points since Q3 2025.

Unlocking Loan Investment Capacity (in millions)


$46.8
$28.2
Before Repayment
$92.9
$26.7
After Repayment
Equity Invested
Loan Capacity

Illustrates increased loan origination capacity resulting from repayment of under levered Dallas, TX office loan in August 2026, includes the effect of $1.5 million realized loss. Assumes 75% leverage on new loan investments, net of liquidity requirements.

Remaining Office Loan Portfolio (dollars in thousands)

Location	Commitment	Principal Balance	Maturity Date	Repurchase Advance Rate
Risk Rating: 4				
Plano, TX	$ 27,385	$ 26,569	07/01/2028	45 %
Downers Grove, IL	23,530	23,530	12/09/2026	75 %
Bellevue, WA	21,000	20,817	04/07/2028	53 %
Risk Rating: 5				
Carlsbad, CA	24,750	24,674	10/27/2026	49 %
Total	$ 96,665	$ 95,590		

Risk Rated 5 Office Loan: Centerpoint Plaza, Carlsbad, CA:



- In August 2026, SEVN entered into a discounted payoff agreement with the borrower. In October 2026, the borrower completed the sale of the underlying collateral and used the net proceeds to repay approximately $22,100 of the outstanding principal balance.
- Successful resolution of this loan increases our lending capacity by approximately $10,700.

Q3 2026 11

Q3 2026 12 Secured Financing Facilities (As of September 30, 2026) UBS Citibank (1) BMO Wells Fargo Total/Weighted Average (dollars in thousands) Maximum facility size $ 250,000 $ 215,000 $ 150,000 $ 250,000 $ 865,000 Principal balance $ 111,492 $ 81,691 $ 102,232 $ 143,857 $ 439,272 Unused capacity $ 138,508 $ 133,309 $ 47,768 $ 106,143 $ 425,728 Weighted average coupon rate 6.39% 5.77% 5.80% 5.62% 5.89% Weighted average advance rate 66.8% 72.2% 74.3% 75.0% 72.1% Weighted average remaining maturity (years) (2) 0.9 1.3 0.9 1.3 1.1 Collateral: Number of loans 6 5 5 8 24 Principal balance $ 166,795 $ 113,068 $ 137,626 $ 191,704 $ 609,193 (1) In September 2026, we amended our master repurchase agreement with Citibank which extended the maturity date to September 16, 2028. (2) The weighted average remaining maturity of our Master Repurchase Facilities is determined using the earlier of the underlying loan investment maturity date and the respective repurchase agreement maturity date. The weighted average remaining maturity of the BMO Facility is determined using the underlying loan investment maturity date.

Q3 2026 13 Appendix

Company Profile, Governance and Research Coverage

Management

Our manager, Tremont, is registered with the Securities and Exchange Commission, or SEC, as an investment adviser and is owned by The RMR Group. The RMR Group is a leading U.S. alternative asset management company, unique for its focus on commercial real estate (CRE) and related businesses. As of September 30, 2026, RMR had approximately $37 billion in assets under management and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. We believe Tremont's relationship with RMR provides us with a depth of market knowledge that may allow us to identify high quality investment opportunities and to evaluate them more thoroughly than many of our competitors, including other commercial mortgage REITs. We also believe RMR's broad platform provides us with access to RMR's extensive network of real estate owners, operators, intermediaries, sponsors, financial institutions and other real estate related professionals and businesses with which RMR has historical relationships, while Tremont provides us with significant experience and expertise in investing in middle market transitional CRE.

Equity Research Coverage

Citizens
Chris Muller, christopher.muller@equities.citizensbank.com
(212) 906-3559

Ladenburg Thalmann
Christopher Nolan, cnolan@ladenburg.com
(212) 409-2068

Jones Trading Institutional Services, LLC
Jason Weaver, jweaver@jonestrading.com
(646) 454-2710

UBS
Marissa Lobo, marissa.lobo@ubs.com
(212) 713-3922

Lucid Capital Markets
Craig Kucera, ckucera@lucidcm.com
(917) 890-4412

SEVN is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SEVN's performance made by these analysts do not represent opinions, estimates or forecasts of SEVN or its management. SEVN does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

Board of Trustees

Ann M. Danner
Independent Trustee

Barbara D. Gilmore
Independent Trustee

William A. Lamkin
Independent Trustee

Joseph L. Morea
Lead Independent Trustee

Mark A. Talley
Independent Trustee

Matthew P. Jordan
Managing Trustee

Adam D. Portnoy
Chair of the Board & Managing Trustee

Executive Officers

Thomas J. Lorenzini
President and Chief Investment Officer

Jared R. Lewis
Vice President

Matthew C. Brown
Chief Financial Officer and Treasurer

Contact Information

Investor Relations
Seven Hills Realty Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458.1634
(617) 796-8253
ir@sevnreit.com
www.sevnreit.com

Inquiries
Financial, investor and media inquiries should be directed to:
Matt Murphy, Manager,
Investor Relations at (617) 796-8253 or
ir@sevnreit.com

APPENDIX Q3 2026 14

Loan Investment Details

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of September 30, 2026:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
1	Chattanooga, TN	Multifamily	9/30/2026	$ 68,000	$ 68,000	S + 2.75%	S + 3.13%	9/30/2029	9/30/2031	78%	3
2	Passaic, NJ	Industrial	9/8/2022	47,000	45,260	S + 3.85%	S + 4.43%	9/8/2027	9/8/2027	69%	4
3	Boston, MA	Hotel	12/16/2024	45,000	39,800	S + 3.95%	S + 4.38%	12/16/2027	12/16/2029	49%	3
4	College Park, MD	Student Housing	11/12/2025	37,320	32,308	S + 2.95%	S + 3.39%	11/12/2028	11/12/2030	43%	3
5	Roswell, GA	Multifamily	5/29/2026	36,310	34,440	S + 3.35%	S + 4.16%	5/29/2029	5/29/2031	79%	3
6	New York, NY	Mixed Use	9/5/2025	34,500	34,500	S + 3.20%	S + 4.02%	9/5/2027	9/5/2030	70%	2
7	Revere, MA	Hotel	7/1/2024	33,000	33,000	S + 3.95%	S + 4.27%	7/1/2027	7/1/2029	73%	3
8	San Marcos, TX	Student Housing	1/14/2025	31,200	29,270	S + 3.25%	S + 3.66%	1/14/2028	1/14/2030	62%	2
9	Atlanta, GA	Medical Office	2/5/2026	30,500	26,894	S + 3.95%	S + 4.39%	2/5/2029	2/5/2031	66%	3
10	Charlotte, NC	Retail	9/24/2026	30,000	30,000	S + 3.10%	S + 3.49%	9/24/2029	9/24/2031	46%	3
11	San Antonio, TX	Industrial	6/13/2025	28,000	22,800	S + 3.40%	S + 3.88%	6/13/2028	6/13/2030	62%	3
12	Plano, TX	Office	7/1/2021	27,385	26,569	S + 3.75%	S + 3.89%	7/1/2028	7/1/2028	78%	4
13	Wayne, PA	Industrial	7/18/2024	27,000	25,252	S + 4.25%	S + 4.72%	7/18/2027	7/18/2029	62%	3
14	Carlsbad, CA (1)	Office	10/27/2021	24,750	24,674	S + 3.25%	S + 3.26%	10/27/2026	10/27/2026	78%	5

(1) This loan was repaid in October 2026.

APPENDIX Q3 2026 15

Loan Investment Details (Continued)

SEVEN HILLS REALTY TRUST

(dollars in thousands)

First mortgage loans as of September 30, 2026:

#	Location	Property Type	Origination Date	Committed Principal Amount	Principal Balance	Coupon Rate	All in Yield	Maturity Date	Maximum Maturity Date	LTV	Risk Rating
15	Park City, UT	Retail	7/23/2026	24,250	24,125	S + 3.25%	S + 4.02%	7/23/2029	7/23/2031	59%	3
16	Los Angeles, CA	Self Storage	6/28/2024	23,800	23,502	S + 3.40%	S + 3.81%	6/28/2027	6/28/2029	58%	3
17	Downers Grove, IL	Office	12/9/2021	23,530	23,530	S + 4.25%	S + 4.51%	12/9/2026	12/9/2026	72%	4
18	Sugar Land, TX	Medical Office	6/5/2026	22,650	21,500	S + 3.60%	S + 4.21%	6/5/2029	6/5/2031	60%	3
19	Fontana, CA	Industrial	11/18/2022	22,080	20,470	S + 3.75%	S + 4.04%	11/18/2026	11/18/2027	72%	4
20	Bellevue, WA	Office	11/5/2021	21,000	20,817	S + 2.85%	S + 2.85%	4/7/2028	4/7/2029	68%	4
21	Palm Desert, CA	Retail	2/25/2026	19,500	15,356	S + 3.60%	S + 4.11%	2/25/2029	2/25/2031	72%	3
22	Waco, TX	Student Housing	3/6/2025	18,500	18,500	S + 3.35%	S + 3.75%	3/6/2028	3/6/2030	73%	3
23	Boise, ID	Multifamily	6/26/2025	18,000	18,000	S + 3.50%	S + 4.28%	6/26/2028	6/26/2030	79%	3
24	Newport News, VA	Multifamily	4/25/2024	17,757	15,126	S + 3.15%	S + 3.85%	4/25/2027	4/25/2029	71%	3
25	Scottsdale, AZ	Hotel	3/6/2026	17,500	17,500	S + 3.85%	S + 4.44%	3/6/2029	3/6/2031	63%	3
26	Philadelphia, PA	Self Storage	5/7/2026	16,000	16,000	S + 4.00%	S + 4.40%	5/7/2029	5/7/2031	70%	3
	Total/weighted average			$ 744,532	$ 707,193	S + 3.48%	S + 3.94%			67%	3.2

APPENDIX Q3 2026 16

Q3 2026 17 Interest Rate Changes $(0.02) $(0.04) $(0.03) $(0.02) $— $0.02 $0.04 $0.07 $0.10 -100 bps -75 bps -50 bps -25 bps 0 bps +25 bps +50 bps +75 bps +100 bps $(0.06) $(0.04) $(0.02) $0.00 $0.02 $0.04 $0.06 $0.08 $0.10 $0.12 Interest Rate Sensitivity Annualized Impact to Net Interest Income per Share • Weighted average interest rate floor of 2.82%. All but one of our loan agreements contain floor provisions, ranging from 0.25% to 4.34%. • Four of our loans currently have active interest rate floors, providing annualized earnings protection of $0.02 per share. • No interest rate floors on advances under our Secured Financing Facilities. (As of September 30, 2026) APPENDIX Number of Loans Subject to Floor 20 8 5 4 4 4 2 0 0 The above table illustrates the incremental impact on our annual income from investments, net, from hypothetical immediate changes in SOFR, taking into consideration our borrowers’ interest rate floors as of September 30, 2026. The results in the table above are based on our loan portfolio and debt outstanding as of September 30, 2026 and weighted average common shares outstanding - basic and diluted for three months ended September 30, 2026. Any changes to the mix of our investments or debt outstanding could impact the interest rate sensitivity analysis. This illustration is not meant to forecast future results.

Q3 2026 18 Financial Summary September 30, December 31, 2026 2025 ASSETS Cash and cash equivalents $ 51,468 $ 123,471 Loans held for investment 703,765 685,707 Allowance for credit losses (9,344) (8,799) Loans held for investment, net 694,421 676,908 Real estate owned, net 10,678 10,986 Acquired real estate leases, net 2,403 2,772 Accrued interest receivable 2,705 3,186 Prepaid expenses and other assets, net 3,447 3,533 Total assets $ 765,122 $ 820,856 LIABILITIES AND SHAREHOLDERS' EQUITY Secured financing facilities, net $ 437,232 $ 487,657 Accounts payable, accrued liabilities and other liabilities 3,432 3,305 Due to related persons 1,886 1,243 Total liabilities 442,550 492,205 Commitments and contingencies Shareholders' equity: Common shares of beneficial interest, $0.001 par value per share; 25,000,000 shares authorized; 22,831,019 and 22,584,285 shares issued and outstanding, respectively 23 23 Additional paid in capital 304,542 303,191 Cumulative net income 116,484 104,914 Cumulative distributions (98,477) (79,477) Total shareholders' equity 322,572 328,651 Total liabilities and shareholders' equity $ 765,122 $ 820,856 Condensed Consolidated Balance Sheets (dollars in thousands, except per share data) APPENDIX

Q3 2026 19 Condensed Consolidated Statements of Operations Three Months Ended September 30, Nine Months Ended September 30,     2026 2025 2026 2025 INCOME FROM INVESTMENTS:       Interest and related income  $ 14,676 $ 13,442 $ 44,193 $ 42,123 Less: interest and related expenses   (7,001) (6,998) (21,354) (21,959) Income from loan investments, net 7,675 6,444 22,839 20,164 Revenue from real estate owned   596 648 1,896 1,915 Total revenue 8,271 7,092 24,735 22,079 OTHER EXPENSES: Base management fees 1,289 1,076 3,893 3,231 Incentive fees 73 337 164 584 General and administrative expenses   1,170 1,295 3,618 3,639 Reimbursement of shared services expenses 704 357 1,852 1,458 (Reversal of) provision for credit losses (3,600) 37 1,926 796 Expenses from real estate owned   574 562 1,708 1,725 Total other expenses   210 3,664 13,161 11,433 Income before income taxes 8,061 3,428 11,574 10,646 Income tax (expense) benefit (9) 2 (4) (6) Net income  $ 8,052 $ 3,430 $ 11,570 $ 10,640   Weighted average common shares outstanding - basic and diluted   22,499 14,826 22,439 14,790   Net income per common share - basic and diluted  $ 0.36 $ 0.23 $ 0.51 $ 0.71 (amounts in thousands, except per share data) APPENDIX

Q3 2026 20 Three Months Ended September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Distributable Earnings Net income (loss) $ 8,052 $ (867) $ 4,385 $ 4,794 $ 3,430 Non-cash equity compensation expense 585 891 207 216 487 Non-cash accretion of purchase discount — (188) (145) (37) — (Reversal of) provision for credit losses, excluding realized loss (5,100) 4,923 603 (593) 37 Depreciation and amortization of real estate owned 254 253 253 247 278 Exit fees collected on acquired loans — 40 — — — Distributable Earnings $ 3,791 $ 5,052 $ 5,303 $ 4,627 $ 4,232 Realized loss 1,500 — — — — Distributable Earnings excluding realized loss $ 5,291 $ 5,052 $ 5,303 $ 4,627 $ 4,232 Weighted average common shares outstanding - basic and diluted 22,499 22,419 22,398 16,578 14,826 Distributable Earnings per common share - basic and diluted $ 0.17 $ 0.23 $ 0.24 $ 0.28 $ 0.29 Distributable Earnings excluding realized loss per common share - basic and diluted $ 0.24 $ 0.23 $ 0.24 $ 0.28 $ 0.29 As of September 30, 2026 June 30, 2026 March 31, 2026 December 31, 2025 September 30, 2025 Adjusted Book Value Shareholders' equity $ 322,572 $ 320,673 $ 326,982 $ 328,651 $ 266,481 Allowance for credit losses (1) 9,537 14,637 9,714 9,111 9,704 Adjusted Book Value $ 332,109 $ 335,310 $ 336,696 $ 337,762 $ 276,185 Total outstanding common shares 22,831 22,665 22,596 22,584 15,069 Book value per common share $ 14.13 $ 14.15 $ 14.47 $ 14.55 $ 17.68 Adjusted Book Value per common share $ 14.55 $ 14.79 $ 14.90 $ 14.96 $ 18.33 Non-GAAP Financial Measures (amounts in thousands, except per share data) APPENDIX (1) Amounts include our allowance for credit losses for our loan portfolio and our unfunded commitments. The allowance for credit losses for our unfunded commitments is included in accounts payable, accrued liabilities and other liabilities in our condensed consolidated balance sheets.

Q3 2026 21 We present Distributable Earnings, Distributable Earnings per common share, Adjusted Book Value and Adjusted Book Value per common share, which are considered “non-GAAP financial measures” within the meaning of the applicable SEC rules. These non-GAAP financial measures do not represent book value, book value per common share, net income (loss), net income (loss) per common share or cash generated from operating activities and should not be considered as alternatives to book value, book value per common share, net income (loss) or net income (loss) per common share determined in accordance with GAAP or as an indication of our cash flows from operations determined in accordance with GAAP, a measure of our capital adequacy, liquidity or operating performance or an indication of funds available for our cash needs. In addition, our methodologies for calculating these non- GAAP financial measures may differ from the methodologies employed by other companies to calculate the same or similar supplemental capital adequacy or performance measures; therefore, our reported Adjusted Book Value, Adjusted Book Value per common share, Distributable Earnings and Distributable Earnings per common share may not be comparable to adjusted book value, adjusted book value per common share, distributable earnings and distributable earnings per common share as reported by other companies. We believe that Adjusted Book Value and Adjusted Book Value per common share are meaningful measures of our capital adequacy because they exclude the impact of certain non- cash estimates or adjustments, including our allowance for credit losses for our loan portfolio and unfunded loan commitments. Adjusted Book Value per common share does not represent book value per common share or alternative measures determined in accordance with GAAP. In order to maintain our qualification for taxation as a REIT, we are generally required to distribute substantially all of our taxable income, subject to certain adjustments, to our shareholders. We believe that one of the factors that investors consider important in deciding whether to buy or sell securities of a REIT is its distribution rate. Over time, Distributable Earnings and Distributable Earnings per common share may be useful indicators of distributions to our shareholders and are measures that are considered by our Board of Trustees when determining the amount of distributions. We believe that Distributable Earnings and Distributable Earnings per common share provide meaningful information to consider in addition to net income (loss), net income (loss) per common share and cash flows from operating activities determined in accordance with GAAP. In periods where Distributable Earnings is impacted by a realized loss associated with a specific loan resolution event, we also present Distributable Earnings excluding realized loss and Distributable Earnings excluding realized loss per common share. We believe this supplemental perspective may be useful because realized losses associated with specific loan resolution events are generally not indicative of the ongoing operating performance and earnings capacity of our stabilized loan portfolio. These measures help us to evaluate our performance excluding the effects of certain transactions and GAAP adjustments that we believe are not necessarily indicative of our current loan portfolio and operations. In addition, Distributable Earnings, excluding incentive fees, is used in determining the amount of base management and management incentive fees payable by us to Tremont under our management agreement. Distributable Earnings: We calculate Distributable Earnings and Distributable Earnings per common share as net income (loss) and net income (loss) per common share, respectively, computed in accordance with GAAP, including realized losses not otherwise included in net income (loss) determined in accordance with GAAP, and excluding: (a) depreciation and amortization of real estate owned and related intangible assets, if any; (b) non-cash equity compensation expense; (c) unrealized gains, losses and other similar non-cash items that are included in net income (loss) for the period of the calculation (regardless of whether such items are included in or deducted from net income (loss) or in other comprehensive income under GAAP), if any; and (d) one-time events pursuant to changes in GAAP and certain non-cash items, if any. Distributable Earnings are reduced for realized losses on loan investments when amounts are deemed uncollectable. This is generally at the time a loan is repaid, or in the case of foreclosure, when the underlying asset is sold. The realized loss amount reflected in Distributable Earnings will equal the difference between the cash received or expected to be received and the carrying value of the loan. Non-GAAP Financial Measures (Continued) APPENDIX

Q3 2026 22 All In Yield: All In Yield represents the yield on a loan, including amortization of deferred fees over the initial term of the loan and excluding any purchase discount accretion. BMO Facility: Amounts advanced under the facility loan agreement and security agreement with BMO Harris Bank N.A., or BMO, are pursuant to separate facility loan agreements that we refer to as the BMO Facility. CECL: CECL refers to the current expected credit loss model. GAAP: GAAP refers to generally accepted accounting principles. Gross AUM: Gross AUM refers to gross assets under management. LTV: Loan to value ratio, or LTV, represents the initial loan amount divided by the underwritten in-place value of the underlying collateral at closing. Master Repurchase Facilities: Collectively, we refer to the master repurchase facilities with UBS AG, or UBS, Citibank, N.A., or Citibank, and Wells Fargo, National Association, or Wells Fargo, as our Master Repurchase Facilities. Maximum Maturity: Maximum Maturity assumes all borrower loan extension options have been exercised, which options are subject to the borrower meeting certain conditions. Net Interest Margin: Net interest margin refers to the difference between the interest rate margin of an investment loan and the interest rate margin under the respective Secured Financing Facility for that loan. Secured Financing Facilities: Collectively, we refer to the Master Repurchase Facilities and our BMO Facility as our Secured Financing Facilities. SOFR: SOFR refers to the Secured Overnight Financing Rate. WALT: WALT refers to weighted average lease term. Other Measures and Definitions APPENDIX

Q3 2026 23 This presentation contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include words such as “believe”, “could”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “would”, “should”, “may” and negatives or derivatives of these or similar expressions. These forward- looking statements include, among others, statements about: SEVN's investment portfolio and loan investment performance; the quality of the sponsors of SEVN's borrowers; SEVN's office sector exposure; SEVN's future lending activity and opportunities; SEVN's liquidity and leverage levels and capacity; the ability of SEVN to capitalize on opportunities; SEVN's ability to achieve its investment objectives and generate attractive returns for its shareholders; the benefits and opportunities SEVN believes that Tremont's relationship with RMR provide to SEVN; and the amount and timing of future distributions. Forward-looking statements reflect SEVN's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SEVN's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in any forward-looking statements. Some of the risks, uncertainties and other factors that may cause SEVN's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: SEVN's ability to execute its business strategy and compete in the CRE lending market; the ability of SEVN's manager, Tremont Realty Capital LLC, or Tremont, to make suitable investments for it, including through the deployment of capital from SEVN's equity rights offering completed in December 2025, to monitor, service and administer SEVN's existing investments and to otherwise implement its investment strategy and successfully manage SEVN; SEVN's borrowers’ ability to successfully execute their business plans, including SEVN's borrowers' ability to manage and stabilize properties; SEVN's ability to diversify its investment portfolio based on industry and market conditions and whether the diversity and other characteristics of SEVN's loan portfolio will benefit it to the extent it expects; the impact of inflation, geopolitical instability and tension, interest rate fluctuations, new trade policies, tariffs and economic recession or downturn, and market trends (such as reduced demand for office or retail space) on the CRE industry generally and specific CRE sectors applicable to SEVN's investments and lending markets, as well as on its borrowers; fluctuations in interest rates and credit spreads, which may reduce the returns SEVN may receive on its investments and increase its borrowing costs; fluctuations in and overall market demand for CRE debt and the volume of available opportunities in the CRE debt market, including the middle market; volatility in the capital markets; SEVN's ability to utilize its existing Secured Financing Facilities and to obtain additional capital to enable it to attain its target leverage, to make additional investments and to increase its potential returns and the cost of obtaining any additional capital; SEVN's ability to pay distributions to its shareholders and sustain or increase the amount of such distributions; the amount and timing of cash flows SEVN receives from its investments; SEVN's ability to maintain and improve a favorable net interest spread between the interest it earns on its investments and the interest SEVN pays on its borrowings; the extent to which SEVN earns and receives origination, extension, exit, prepayment or other fees from its investments; yields that may be available to SEVN from mortgages on middle market transitional CRE; the duration and other terms of SEVN's loan agreements with borrowers and its ability to match its loan investments with its repurchase lending arrangements; the credit qualities of SEVN's borrowers; defaults by SEVN's borrowers and the ability and willingness of its borrowers to repay its investments in a timely manner or at all; the extent to which SEVN's borrowers' sponsors provide support to its borrowers or SEVN regarding its loans; SEVN's ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; events giving rise to increases in SEVN's credit loss reserves; the ability of Tremont to arrange for the successful management of property SEVN owns as a result of foreclosure of loans secured by such property and SEVN's ability to sell those CRE properties at prices that allow SEVN to recover amounts it invested; SEVN's ability to resolve loans with elevated risk ratings, including loans secured by office properties, on acceptable terms, and the risk that SEVN may agree to discounted payoffs, modifications or other resolutions that result in realized losses, which may exceed SEVN's recorded allowance for credit losses and reduce SEVN's Distributable Earnings and SEVN's ability to pay or sustain distributions; changes in the availability, sourcing and structuring of CRE lending; compliance with, and changes to, U.S. federal, state or local laws or regulations, accounting rules, tax laws or similar matters; limitations imposed on SEVN's business and its ability to satisfy complex rules in order for SEVN to maintain its qualification for taxation as REIT for U.S. federal income tax purposes; actual and potential conflicts of interest with SEVN's related parties, including its Managing Trustees, Tremont, The RMR Group LLC, or RMR, and others affiliated with them; acts of terrorism, outbreaks of pandemics, or other public health safety events or conditions, war or other hostilities, global climate change or other manmade or natural disasters beyond SEVN's control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SEVN's periodic filings. The information contained in SEVN's filings with the SEC including under the caption “Risk Factors” in its periodic reports, or incorporated therein, identifies other important factors that could cause differences from the forward- looking statements in this presentation. SEVN's filings with the SEC are available on its website and at www.sec.gov. You should not place undue reliance on forward-looking statements. Except as required by law, SEVN does not intend to update or change any forward-looking statements, as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements